EXHIBIT 32.1

Section 1350 Certification

Pursuant to U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), each of the undersigned (the principal executive officer and principal financial officer) of Saker Aviation Services, Inc. do hereby certify that:

1.   The Annual Report on Form 10-K for the year ended December 31, 2013 (the “Report”) of Saker Aviation Services, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of Saker Aviation Services, Inc.

Date: April 14, 2014	By:	/s/ Ronald J. Ricciardi
Ronald J. Ricciardi
President (principal financial officer)

Date: April 14, 2014	By:	/s/ Alvin S. Trenk
Alvin S. Trenk
Chief Executive Officer (principal executive officer)

A signed original of this written statement required by Section 906 has been provided to Saker Aviation Services, Inc. and will be retained by Saker Aviation Services, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.